                                                                    EXHIBIT 10.3


                            STARWOOD HOTELS & RESORTS
                              AMENDED AND RESTATED
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This Amended and Restated Non-Qualified Stock Option Agreement, is made by and between Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Company") and Barry S. Sternlicht (the "Optionee"), as of May 22, 2002 (the "Agreement"). References to employment by the Company shall include employment by a "subsidiary corporation" of the Company, as such term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not defined herein shall have the meanings specified in the Plan (as defined below).

                                   WITNESSETH:

      WHEREAS, the Company and Optionee entered into that certain Non-Qualified Stock Option Agreement dated as of June 29, 1995 pursuant to the Company's Share Option Plan (the "Plan"); and

      WHEREAS, Optionee was granted, as of June 29, 1995 (the "Option Date"), a non-qualified option to purchase from the Company (the "Option") 397,959 Shares, at the price of $23.00 per Paired Share upon and subject to the terms and conditions set forth below.

      NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties agree as follows:

            1. Option Subject to Acceptance of Agreement.

      The Option may not be exercised unless (i) the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company and (ii) the Plan is approved by a majority of all the votes cast at a meeting of shareholders at which a quorum is present.

            2. Time and Manner of Exercise of Option.

            2.1 Maximum Term of Option. In no event may the option be exercised, in whole or in part, after June 29, 2005 (the "Expiration Date").

            2.2 Exercise of Option. (a) The Option shall become exercisable (i) on June 29, 1996 with respect to 132,653 Paired Shares subject to the Option,
(ii) on June 29, 1997 with respect to an additional 132,653 Paired Shares subject to the Option, and

(iii) on June 29, 1998 with respect to the remaining 132,653 Paired Shares subject to the Option.

            (b) If the Optionee's employment by the Company terminates for any reason other than Cause, the Option shall be exercisable to the extent it is exercisable on the effective date of the Optionee's termination of employment, shall continue to become exercisable in accordance with Section 2.2(a) and may be exercised by the Optionee or the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the Expiration Date.

            (c) If the Optionee's employment by the Company terminates for Cause, the Option, whether or not then exercisable, shall terminate automatically on the effective date of the Optionee's termination of employment.

            (d) For purposes of this Section 2.2, "Cause" shall be limited to conviction of a felony, or determination of a court of competent jurisdiction of significant violation of the Optionee's duty of loyalty to the Company or of a substantial disregard of the duties properly assigned to the Optionee (other than as a result of disability).

            2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Paired Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or
(iv) a combination of (i) and (ii), and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to either clause (ii) or (iii). Any fraction of a Paired Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Paired Share shall be delivered until the full purchase therefor has been paid.

            2.4 Termination of Option. (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

            (b) In the event that rights to purchase all or a portion of the Paired Shares subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase Paired Shares hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Agreement in form and substance.

            3. Additional Terms and Conditions of Option.

            3.1 Transferability of Option. (a) the Optionee may transfer to employees and prior employees of Starwood Capital Group, LLC, a Connecticut limited liability company ("SCG"), or its affiliates, the right to purchase from the Company the securities underlying the Options.

            b) The Options may not be transferred by the Optionee other than (i) as provided in Section 3.1(a) above, (ii) by will or the laws of descent and distribution or (iii) pursuant to the beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, during the Optionee's lifetime the Options are exercisable only by the Optionee or the Optionee's Legal Representative. Except as permitted by the foregoing, the Options may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of the Options (unless permitted by Section 3.1(a) above or this Section 3.1(b)), the Options and all rights hereunder shall, to the extent of any such attempt, immediately become null and void.

            3.2 Investment Representation. The optionee hereby represents and covenants that (a) any Paired Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Paired Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any Paired Shares hereunder or (y) is true and correct as of the date of any sale of any such Paired Shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Paired Shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

            3.3 Withholding Taxes. (a) As a condition precedent to the delivery of Paired Shares upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Paired Shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

            (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (4) any combination of (1) and (2). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(4). Paired Shares to be delivered may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Paired Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Paired Share shall be delivered until the Required Tax payments have been satisfied in full.

            (c) Unless the Committee otherwise determines, if the Optionee is subject to Section 16 of the Exchange Act, the Optionee may deliver to the Company previously owned whole Paired Shares in accordance with Section 3.3(b), but only if such delivery is in connection with the delivery of Paired Shares in payment of the exercise price of the Option.

            3.4 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Paired Shares other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value of a Paired Share on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

            3.5 Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Paired Shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any government body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Paired Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

            3.6 Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Paired Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3.

            3.7 Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Paired Shares subject to the Option unless and until purchased and delivered upon the exercise of the O to such delivered Paired Shares; and the Optionee shall not be considered a stockholder of the Company or the Corporation with respect to any Paired Shares not so purchased and delivered.

            3.8 Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

            3.9 Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

            3.10 Company to Reserve Paired Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Paired Shares, the full number of Paired Share subject to the Option from time to time.

            3.11 Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

            4. Miscellaneous Provisions.

            4.1 Designation as Pledged Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

            4.2 Meaning of Certain Terms. (a) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, beneficiary or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 4.4 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures which may be approved by the Company.

            4.3 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

            4.4 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the President of the Company at 1111 Westchester Avenue, White Plains, New York 10604, and if to the Optionee, to Barry S. Sternlicht, c/o Starwood Capital Group, L.P., Three Pickwick Plaza, Suite 250, Greenwich, CT 06830, or to such other address as either party may give by notice to the other in the manner herein provided. All notices, requests or other communications provided for in this Agreement shall be in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

            4.5 Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

            4.6 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

            4.7 Disclaimer. The name "Starwood Hotels & Resorts" is the designation of Maryland real estate investment trust and its Trustees (as Trustees but not personally) under an Amended and Restated Declaration of Trust dated April 16, 1999, and all personal dealing with Starwood Hotels & Resorts must look solely to Starwood Hotels & Resorts' property for the enforcement of any claims against Starwood Hotels & Resorts, as the Trustees, officers, agents and security holders of Starwood Hotels & Resorts assume no personal obligation of Starwood Hotels & Resorts, and their respective property shall not be subject to claims of any person relating to such obligation.


                                       STARWOOD HOTELS & RESORTS



                                       By: /s/ Kenneth S. Siegel
                                       Name:  Kenneth S. Siegel
                                       Its: Vice President, General Counsel and
                                            Secretary




Accepted:



/s/ Barry S. Sternlicht
Barry S. Sternlicht
"Optionee"